EXHIBIT 16.1

Yichien Yeh, CPA

21738 51st AVENUE • OAKLAND GARDENS, NY 11364 • TEL (646) 243-0425 • FAX (646) 389-0987

                                                                                                                                                                                                        October 22, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 22, 2021 of Eos Inc. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely, Yichien Yeh, CPA